                                                                    Exhibit 4(5)



                             LUKENS GROUP EMPLOYEES

                           CAPITAL ACCUMULATION PLAN

                 AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1994

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.............................................................  3
RIGHTS AFFECTED.......................................................  3
   1.1  Rights Affected...............................................  3
   1.2  Transfer Savings..............................................  3

ARTICLE II............................................................  4
DEFINITIONS...........................................................  4
   2.1  "Accounts"....................................................  4
               "Company Matching Contribution Account"................  4
               "Elective Contribution Account"........................  4
               "Rollover Account".....................................  4
               "Transfer Account".....................................  4
   2.2  "Actual Deferral Percentage"..................................  4
   2.3  "Administration Committee"....................................  5
   2.4  "Affiliated Company"..........................................  5
               "50% Affiliated Company"...............................  6
   2.5  "Alternate Payee".............................................  6
   2.6  "Average Actual Deferral Percentage"..........................  6
   2.7  "Average Contribution Percentage".............................  6
   2.8  "Board of Directors"..........................................  7
   2.9  "Code"........................................................  7
   2.10 "Committees".................................................   7
   2.11 "Company"....................................................   7
   2.12 "Company Matching Contributions".............................   7
   2.13 "Compensation"...............................................   7
   2.14 "Contribution Percentage"....................................   8
   2.15 "Credited Service"...........................................   9
   2.16 "Effective Date".............................................   9
   2.17 "Elective Contributions".....................................  10
   2.18 "Eligible Employee"..........................................  10
   2.19 "Employee"...................................................  10
   2.20 "Employment Commencement Date"...............................  11
   2.21 "Enrollment Date"............................................  11
   2.22 "ERISA"......................................................  11
   2.23 "ESOP Stock".................................................  11
   2.24 "Finance Committee"..........................................  11
   2.25 "Flex-O-Lite"................................................  11
   2.26 "Fund" or "Trust Fund".......................................  11
   2.27 "Highly Compensated Eligible Employee".......................  11
   2.28 "Highly Compensated Employee"................................  11
   2.29 "Hour of Service"............................................  14
   2.30 "Investment Medium"..........................................  15
   2.31 "Limitation Year"............................................  16
   2.32 "Ludlow-Saylor"..............................................  16
   2.33 "Lukens Stock"...............................................  16
   2.34 "Normal Retirement Age"......................................  16
   2.35 "One-Year Period of Separation"..............................  16
   2.36 "Participant"................................................  16
   2.37 "Period of Separation".......................................  17
   2.38 "Plan".......................................................  17


   2.39 "Plan Year"..................................................  17
   2.40 "Qualified Domestic Relations Order".........................  17
   2.41 "Reemployment Commencement Date".............................  17
   2.42 "Rollover Savings"...........................................  17
   2.43 "Salaried CAP Plan"..........................................  17
   2.44 "Separation From Service Date"...............................  18
   2.45 "Simplicity Engineering".....................................  18
   2.46 "Spouse".....................................................  18
   2.47 "Total Disability"...........................................  18
   2.48 "Transfer Savings"...........................................  19
   2.49 "Trust" or Trust Agreement"..................................  19
   2.50 "Trustee"....................................................  19
   2.51 "Valuation Date".............................................  19

ARTICLE III..........................................................  20
ELIGIBILITY..........................................................  20
   3.1  Eligibility..................................................  20
   3.2  Credited Service for Eligibility.............................  20
   3.3  Election to Participate......................................  21
   3.4  Participation in Company Matching Contributions..............  22
   3.5  Participation After Reemployment.............................  22
   3.6  Transferred Employees........................................  22
   3.7  Data.........................................................  23

ARTICLE IV...........................................................  24
CONTRIBUTIONS........................................................  24
   4.1  Participant Elective Contributions...........................  24
   4.2  Change of Elective Contribution Rate.........................  25
   4.3  Discontinuance of Elective Contributions.....................  26
   4.4  Company Matching Contribution................................  26
   4.5  Fund.........................................................  27
   4.6  Remittance of Contributions..................................  28
   4.7  Limitation on Elective Contributions and Company
        Matching Contributions.......................................  29
   4.8  Prevention of Violation of Limitation on Elective
        Contributions and Company Matching Contributions.............  32
   4.9  Maximum Allocation...........................................  35
               (A)  Defined Benefit Fraction.........................  38
               (B)  Defined Contribution Fraction....................  39


ARTICLE V............................................................  42
PARTICIPANTS' ACCOUNTS...............................................  42
   5.1  Accounts.....................................................  42
   5.2  Investment of Contributions and Accounts.....................  42
   5.3  Valuation....................................................  44
   5.4  Adjustment for Distributions.................................  44
   5.5  Apportionment of Gain or Loss................................  44
   5.6  Adjustment for Contributions.................................  45
   5.7  Accounting for Allocations...................................  45

ARTICLE VI...........................................................  46
DISTRIBUTION.........................................................  46
   6.1  General......................................................  46
   6.2  Normal Retirement............................................  46
   6.3  Late Retirement..............................................  46
   6.4  Death........................................................  47
   6.5  Total Disability.............................................  47
   6.6  Valuation for Distribution...................................  47
   6.7  Timing of Distribution.......................................  48
   6.8  Mode of Distribution.........................................  49
   6.9  Beneficiary Designation......................................  50
   6.10  Effect of Reemployment......................................  52
   6.11  Notice to Defer Distribution................................  53
   6.12  Transfer of Account to Other Plan...........................  53

ARTICLE VII..........................................................  56
VESTING AND DISTRIBUTIONS TO TERMINATED PARTICIPANTS.................  56
   7.1  Non-Forfeitable Amounts......................................  56
   7.2  Treatment of Terminated Vested Participant...................  56

ARTICLE VIII.........................................................  58
ROLLOVER SAVINGS AND TRANSFER SAVINGS................................  58
   8.1  Rollover Savings.............................................  58
   8.2  Vesting of Rollover Account..................................  59
   8.3  Transfer Savings.............................................  59

ARTICLE IX...........................................................  61
WITHDRAWALS..........................................................  61
   9.1  General......................................................  61
   9.2  Withdrawals From Rollover Account or Transfer Account........  61
   9.3  Withdrawals From Elective Contribution Account and
        Company Matching Contribution Account........................  62
   9.4  Amount and Payment of Withdrawals............................  65
   9.5  Withdrawals Not Subject to Replacement.......................  65


ARTICLE X............................................................  66
RIGHTS OF ALTERNATE PAYEES...........................................  66
   10.1  General.....................................................  66
   10.2  Distribution................................................  66
   10.3  Withdrawals.................................................  67
   10.4  Death Benefits..............................................  67

ARTICLE XI...........................................................  69
ADMINISTRATION.......................................................  69
   11.1  Plan Administrator..........................................  69
   11.2  Allocation Of Fiduciary Responsibilities....................  69
   11.3  Responsibilities Of The Administration Committee............  69
   11.4  Responsibilities Of The Finance Committee...................  70
   11.5  Joint Responsibilities......................................  71
   11.6  Membership Of The Committees................................  72
   11.7  Committee Meetings..........................................  73
   11.8  Receipts And Disbursements Of The Plan......................  73
   11.9  Demands for Money...........................................  74
   11.10 Claims Procedures...........................................  74
   11.11 Liability Indemnification...................................  75

ARTICLE XII..........................................................  77
THE FUND.............................................................  77
   12.1  Designation of Trustee......................................  77
   12.2  Exclusive Benefit...........................................  77
   12.3  No Interest in Fund.........................................  77
   12.4  Expenses....................................................  78
   12.5  Absence of Guaranty.........................................  78

ARTICLE XIII.........................................................  79
AMENDMENT OR TERMINATION OF THE PLAN.................................  79
   13.1  Power of Amendment and Termination..........................  79
   13.2  Merger......................................................  80
   13.3  Notice of Amendment or Termination..........................  80

ARTICLE XIV..........................................................  81
GENERAL PROVISIONS...................................................  81
   14.1  No Employment Rights........................................  81
   14.2  Source of Benefits..........................................  81
   14.3  Governing Law...............................................  81
   14.4  Spendthrift Clause..........................................  81
   14.5  Incapacity..................................................  82


   14.6  Unclaimed Benefits..........................................  83
   14.7  Receipt and Release.........................................  84
   14.8  Effect of Mistake...........................................  84
   14.9  Notice to Committee.........................................  85
   14.10 Notice to Members, Etc......................................  85

          WHEREAS, Ludlow-Saylor, Inc. ("Ludlow-Saylor") adopted the Ludlow-Saylor, Inc. Capital Accumulation Plan (the "Plan") effective April 1, 1990, to permit certain hourly employees of Ludlow-Saylor to take advantage of favorable provisions of the Internal Revenue Code in order to accumulate supplemental funds for retirement; and

          WHEREAS, the Plan was last amended and restated effective January 1, 1991; and

          WHEREAS, certain hourly employees of the LI Services and Brandywine Security divisions of Lukens Inc. became eligible to participate in the Plan effective July 1, 1993; and

          WHEREAS, certain hourly employees of Piedmont Plate Processing, a subsidiary of Lukens Inc., became eligible to participate in the Plan effective May 1, 1994; and

          WHEREAS, in 1994, Lukens Inc. has sold substantially all of the assets of Ludlow-Saylor and Simplicity Engineering Inc. ("Simplicity Engineering") to unrelated employers; and

          WHEREAS, in 1994, Lukens Inc. has sold all of the capital stock of Flex-O-Lite, Inc. ("Flex-O-Lite") to an unrelated employer; and

          WHEREAS, neither Lukens Inc. nor any of its subsidiaries continues to maintain the business formerly conducted by Ludlow-Saylor; and

          WHEREAS, effective July 1, 1994, the Lukens Inc. Employee Benefits Administration Committee and the Lukens Inc. Employee Benefits Finance Committee have authorized and approved the transfer of account balances of each participant in the Lukens Inc. Employees Capital Accumulation Plan (the "Salaried CAP Plan") whose employment with Lukens Inc. or any Affiliated Company (as hereinafter defined) terminated as a result of the sale of substantially all the assets of Ludlow-Saylor and Simplicity Engineering and as a result of the sale of all the capital stock of Flex-O-Lite, Inc., from the Salaried CAP Plan to this Plan; and

          WHEREAS, effective July 1, 1994, Lukens Steel Company Inc. ("Lukens Steel"), a wholly-owned subsidiary of Lukens Inc., shall become the plan sponsor;

          NOW, THEREFORE, effective July 1, 1994 (except as otherwise provided herein), Lukens Steel hereby adopts and renames the Plan as the Lukens Group Employees Capital Accumulation Plan, and the Plan is continued, amended and restated as hereinafter set forth:

                                   ARTICLE I

                                RIGHTS AFFECTED
                                ---------------

     1.1  Rights Affected.  Except as expressly provided to the contrary in the
          ---------------
Plan, any former Employee who has retired or whose employment has terminated before the Effective Date shall receive no additional rights as a result of this amended and restated Plan, but shall have his rights and benefits determined solely under any retirement plan by which he was covered as it existed prior to the Effective Date. However, any former Employee who has terminated employment and who is reemployed as an Employee after the Effective Date shall have the rights and benefits provided hereunder.

     1.2  Transfer Savings.  Transfer Accounts shall be maintained as
          ----------------
hereinafter provided for the benefit of certain former employees of the Company or Affiliated Companies. In the course of the establishment and maintenance of such Transfer Accounts, all protected rights attaching thereto under the transferor Salaried CAP Plan shall continue to be protected hereunder, to the extent required pursuant to section 411(d)(6) of the Code, notwithstanding anything to the contrary in this document or the Trust Agreement.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------
     Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa.

     2.1  "Accounts" shall mean the separate entries maintained in the records
           --------
representing the Participant's interest in the Fund.  "Company Matching
                                                       ----------------
Contribution Account" shall mean the Account to which are credited Company
--------------------
Matching Contributions and increments thereon.  "Elective Contribution Account"
                                                 -----------------------------
shall mean the Account to which are credited a Participant's Elective Contributions and increments thereon. "Rollover Account" shall mean the Account
                                        ----------------
to which are credited a Participant's Rollover Savings and increments thereon. "Transfer Account" shall mean the Account to which are credited a Participant's
 ----------------
Transfer Savings and increments thereon.

     2.2  "Actual Deferral Percentage" shall mean the ratio of (a) the sum of a
           --------------------------
Participant's Elective Contributions and, in the case of any Highly Compensated Eligible Employee, his elective deferrals under any other qualified retirement plan maintained by the Company and any Affiliated Company, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code to
(b) the Participant's compensation (as defined in section

414(s) of the Code) for the Plan Year. For purposes of the preceding sentence, the Administration Committee may elect to consider only compensation for that portion of the Plan Year during which the Participant was an Eligible Employee, provided that this election is applied uniformly to all Eligible Employees for the Plan Year. For any Plan Year beginning after December 31, 1993, a Participant's compensation shall not include any amount in excess of $150,000 (prorated for any short Plan Year), or such higher amounts as may be provided by the Secretary of the Treasury or his delegate. In determining the limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Eligible Employee and any lineal descendants of the Eligible Employee who have not attained age 19 before the close of the Plan Year.

     2.3  "Administration Committee" shall mean the Lukens Inc. Employee
           ------------------------
Benefits Administration Committee, whose powers and duties are described in
Article XI.

     2.4  "Affiliated Company" shall mean (a) any subsidiaries of the Company
           ------------------
(or companies under common control with the Company) which are members of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code) as the Company; (b) any member of an affiliated service group, as determined under Section 414(m) of the Code, of which the Company is a member;
(c) any trades or businesses under common control with the Company, as determined under Section 414(c) of the Code; and (d) any other organizations or arrangements that are treated as being under common control with the Company pursuant to regulations issued under Section 414(o) of the Code. "50%
                                                                   ---
Affiliated Company" shall mean an Affiliated Company, but with the phrase "more
------------------
than 50%" substituted for the phrase "at least 80%" in Section 1563(a) of the Code.

     2.5  "Alternate Payee" shall mean any Spouse, former spouse, child or other
           ---------------
dependent of a Participant who is recognized by a domestic relations order (within the meaning of Section 414(p)(1)(B) of the Code) as having a right to receive all, or a portion of the benefits payable under the Plan with respect to such Participant.

     2.6  "Average Actual Deferral Percentage" shall mean for a specified group
           ----------------------------------
of Eligible Employees for a Plan Year the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

     2.7  "Average Contribution Percentage" shall mean for a specified group of
           -------------------------------
Eligible Employees for a Plan Year the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

     2.8  "Board of Directors" shall mean the Board of Directors of the Company
           ------------------
or a committee of the Board of Directors to which the Board of Directors has delegated some or all of its responsibilities and duties hereunder.

     2.9  "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, or any predecessor or successor thereto.

     2.10  "Committees" shall mean the Administration Committee and the Finance
            ----------
Committee.

     2.11  "Company" shall mean Lukens Steel Company Inc., and its successors,
            -------
provided that for purposes of Article IV, "Company" shall mean Lukens Inc.

     2.12  "Company Matching Contributions" shall mean the amounts contributed
            ------------------------------
by the Company pursuant to Section 4.4.

     2.13  "Compensation" shall mean the sum of (i) a Participant's remuneration
            ------------
(excluding any bonuses, profit sharing payments, other reimbursements of expenses not normally included in compensation and any amounts contributed by the Company or any Affiliated Companies pursuant to any group insurance plan or other employee benefit plan whether or not excludable from such individual's gross income under the Code) received during any regular pay period in which he is a Participant in the Plan and which is reportable on Internal Revenue Service Form W-2 and

(ii) the amount by which the Participant's remuneration was reduced for such pay period pursuant to the salary reduction agreement entered into in accordance with the provisions of Subsection 4.1(a). For any Plan Year beginning after December 31, 1993, the Participant's Compensation shall not include any amount in excess of $150,000 (prorated for any short Plan Year), or such higher amount as may be provided by the Secretary of the Treasury or his delegate. In determining Compensation for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Eligible Employee and any lineal descendants of the Eligible Employee who have not attained age 19 before the close of the Plan Year. The Administration Committee's determination of a Participant's Compensation shall be conclusive.

     2.14  "Contribution Percentage" shall mean the ratio of (a) the sum of a
            -----------------------
Participant's Company Matching Contributions for any Plan Year and, in the case of any Highly Compensated Eligible Employee, his after-tax contributions and employer matching contributions under any other qualified retirement plan maintained by the Company and any Affiliated Company, other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code, as adjusted for purposes of Sections 4.7 and 4.8 to

(b) the Participant's compensation (as defined in section 414(s) of the Code) for the Plan Year. For purposes of the preceding sentence, the Administration Committee may elect to consider only Compensation for that portion of the Plan Year during which the Participant was an Eligible Employee provided that this election is applied uniformly to all Eligible Employees for the Plan Year. A Participant's Compensation shall not include any amount in excess of $150,000 (prorated for any short Plan Year), or such higher amounts as may be provided by the Secretary of the Treasury or his delegate. In determining this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Eligible Employee and any lineal descendants of the Eligible Employee who have not attained age 19 before the close of the Plan Year.

     2.15  "Credited Service" shall mean that portion of an employee's
            ----------------
employment with the Company and all Affiliated Companies which is used to calculate the employee's eligibility for participation under Article III.

     2.16  "Effective Date" shall mean April 1, 1990, the effective date of this
            --------------
Plan. The effective date of this amendment and restatement of the Plan shall mean July 1, 1994 except as otherwise provided herein.

     2.17  "Elective Contributions" shall mean a Participant's contributions
            ----------------------
made on behalf of a Participant as provided in Section 4.1.

     2.18  "Eligible Employee" shall mean an Employee who has satisfied the
            -----------------
eligibility requirements of Section 3.1.

     2.19  "Employee" shall mean:
            --------

           (a) effective July 1, 1993, any person employed on an hourly basis by the Brandywine Securities or LI Services divisions of Lukens Inc.; and

           (b) effective May 1, 1994, any person employed on an hourly basis by Piedmont Plate Processing.

Notwithstanding the foregoing, (1) any person covered by a collective bargaining agreement shall not be considered an Employee unless such agreement specifically provides for participation hereunder; (2) any person not based in the United States at the time they became employees of the Company or Affiliated Companies shall be excluded; and (3) any person who is described in (a) or (b) shall be an Employee only during such period that such person is an employee of the Company or an Affiliated Company. A leased employee, whether or not described in section 414(n) of the Code, shall not be considered an Employee.

     2.20  "Employment Commencement Date" shall mean the date on which an
            ----------------------------
employee first performs an Hour of Service for the Company or an Affiliated Company.

     2.21  "Enrollment Date" shall mean the first day of the pay period
            ---------------
applicable to the Employee.

     2.22  "ERISA" shall mean the Employee Retirement Income Security Act of
            -----
1974, as amended from time to time.

     2.23  "ESOP Stock" shall mean preferred stock of Lukens Inc. convertible
            ----------
into voting common stock of the Company, held under the Salaried CAP Plan, and constituting "employer securities" within the meaning of section 409(l) of the Code.

     2.24  "Finance Committee" shall mean the Lukens Inc. Employee Benefits
            -----------------
Finance Committee, whose powers and duties are described in Article XI.

     2.25  "Flex-O-Lite" shall mean Flex-O-Lite, Inc., formerly a wholly-owned
            -----------
subsidiary of Lukens Inc.

     2.26  "Fund" or "Trust Fund" shall mean the fund established for this Plan,
            ----      ----------
administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

     2.27  "Highly Compensated Eligible Employee" shall mean a Highly
            ------------------------------------
Compensated Employee who is an Eligible Employee.

     2.28  "Highly Compensated Employee" shall mean an employee of the Company
            ---------------------------
or an Affiliated Company who during the current Plan

Year or the immediately preceding Plan Year (or other immediately preceding 12-month period, if the immediately preceding Plan Year is less than 12 months):

          (a)  was a 5% owner, as defined in Section 416(i)(1) of the Code;

          (b) received more than $75,000 (prorated for any short Plan Year) (or such higher amount as may be provided by the Secretary of the Treasury or his delegate) in compensation from the Company or an Affiliated Company;

          (c) received more than $50,000 (prorated for any short Plan Year) (or such higher amount as may be provided by the Secretary of the Treasury or his delegate) in compensation from the Company or an Affiliated Company and was among the top 20% of employees of the Company and Affiliated Companies all ranked by compensation (excluding employees described in Section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Administration Committee, for purposes of identifying the number of employees in the top 20%); or

          (d) was an officer of the Company or an Affiliated Company and received compensation of more than 50% of the dollar limit in effect under
Section 415(b)(1)(A) of the Code. The number of employees considered to be Highly Compensated Employees under this Subsection (d) shall not exceed the lesser of (1) 50 or (2) the greater of 3 or 10% of all employees. If no officer satisfies the requirements of this subsection (d), the highest paid officer of the Company or any Affiliated Company shall be considered to be a Highly Compensated Employee.

          Notwithstanding Subsections (b)-(d) of this Section, an employee, other than a five-percent owner, who was not a Highly Compensated Employee in the preceding Plan Year is a Highly Compensated Employee for the current Plan Year only if he is among the top 100 employees of the Company and all Affiliated Companies ranked by compensation for the current Plan Year.

          For purposes of this Section, "compensation" shall have the meaning set forth in Section 415(c)(3) of the Code, but including amounts that would be excluded from an employee's gross income under a Plan described under Section 125, 401(k), or 403(b) of the Code; provided that for any Plan Year beginning before 1994, compensation shall not include any amount in excess of $200,000, and for any Plan Year beginning after 1993, $150,000 (pro rated in each case for any short Plan Year), or such higher amount as may be provided by the Secretary of the Treasury or his delegate. In addition, the compensation, Elective Contributions and Company Matching Contributions of any 5% owner or any other Highly Compensated Employee who is one of the top 10 employees of the Company and all Affiliated Companies ranked by compensation for the year shall be increased by the amount of compensation, Elective Contributions or Company Matching Contributions of any employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) of such Highly Compensated Employee and the family member shall not be considered a separate employee for purposes of determining the Actual Deferral Percentage or Contribution Percentage of the family member of the Highly Compensated Employee. Any Eligible Employee who is not otherwise a Highly Compensated Employee, who is a spouse or lineal ascendant or descendant (or a spouse thereof) of (i) any former employee who is a 5% owner or one of the top 10 employees of the Company and all Affiliated Companies ranked by compensation for the current Plan Year or the immediately preceding Plan Year or (ii) any former employee who was a 5% owner during either the Plan Year in which such former employee separated from service or any Plan Year ending on or after such former employee's 55th birthday during which the former employee was an active employee, shall be treated as a Highly Compensated Employee.

     2.29  "Hour of Service" shall mean an hour for which: (a) an employee is
            ---------------
directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of employment duties; (b) back pay, irrespective of mitigation of damages, is either awarded or agreed to; or (c) an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties were performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. There shall be excluded from the foregoing those periods during which payments are made or due under a Plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws. No more than 501 Hours of Service shall be credited under Subsection (c) on account of any single continuous period during which no duties are performed except to the extent otherwise provided in this Plan. An Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses. Hours of Service shall be credited in accordance with the rules set forth in U.S. Department of Labor Reg. Section 2530.200 b-2(b) and
(c). Hours of Service shall be credited for any individual who is considered a leased employee for purposes of this Plan under Section 414(n) of the Code.

     2.30  "Investment Medium" shall mean any fund, contract, obligation or
            -----------------
other mode of investment to which a Participant may direct the investment of the assets of his Account.

     2.31  "Limitation Year" shall mean the Plan Year or such other 12-
            ---------------
consecutive-month period as may be designated by the Administration Committee.

     2.32  "Ludlow-Saylor" shall mean Ludlow-Saylor, Inc., a wholly-owned
            -------------
subsidiary of Lukens Inc.

     2.33  "Lukens Stock" shall mean common stock of Lukens Inc., par value
            ------------
$0.01 per share.

     2.34  "Normal Retirement Age" shall mean the date on which a Participant
            ---------------------
attains his 65th birthday.

     2.35  "One-Year Period of Separation" shall mean a separation from active
            -----------------------------
employment with the Company and all Affiliated Companies for at least a 12-consecutive-month period beginning on an employee's Separation from Service Date and ending on the first anniversary of such date. Notwithstanding the foregoing, for the purpose of this Section, military leave granted by the Company shall not be considered a separation from employment, provided that the employee returns to active payroll status with the Company or an Affiliated Company within 90 days after discharge from military service or such other period during which he has a right to rehire as required by law.

     2.36  "Participant" shall mean any Employee, former Employee or other
            -----------
individual for whom one or more Accounts are maintained under the Plan.

     2.37  "Period of Separation" shall mean the period of time commencing on an
            --------------------
employee's Separation from Service Date and ending on the date on which an employee again performs an Hour of Service.

     2.38  "Plan" shall mean the Lukens Group Employees Capital Accumulation
            ----
Plan, a profit sharing plan, as set forth herein and as hereafter amended from time to time.

     2.39  "Plan Year" shall mean the calendar year.
            ---------

     2.40  "Qualified Domestic Relations Order" shall mean a domestic relations
            ----------------------------------
order (within the meaning of Section 414(p)(1)(B) of the Code) which creates or recognizes the existence of an Alternate Payee's rights to or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and is determined by the Administration Committee to satisfy the requirements of Section 414(p) of the Code.

     2.41  "Reemployment Commencement Date" shall mean the first day, following
            ------------------------------
a One-Year Period of Separation, on which an employee performs an Hour of Service.

     2.42  "Rollover Savings" shall mean a Participant's rollover savings as
            ----------------
provided in Section 8.1.

     2.43  "Salaried CAP Plan" shall mean the Lukens Inc. Employees Capital
            -----------------
Accumulation Plan.

     2.44  "Separation From Service Date" shall mean the date, as recorded on
            ----------------------------
the records of the Company or an Affiliated Company, on which an employee of such company resigns, retires, is discharged, or dies, or if earlier, the first anniversary of the first day of a period during which the employee fails to perform an Hour of Service with the Company and all Affiliated Companies (with or without pay) for any other reason, except Total Disability.

     2.45  "Simplicity Engineering" shall mean Simplicity Engineering Inc., a
            ----------------------
wholly-owned subsidiary of Lukens Inc.

     2.46  "Spouse" shall mean the person to whom a Participant is married on
            ------
any date of reference.

     2.47  "Total Disability" shall mean a disability of a nature which prevents
            ----------------
a Participant from engaging in any substantial gainful activity by reason of any medically determined physical or mental impairment, which can be expected to result in death or last for a continuous period of 12 months or longer, as determined in a uniform and non-discriminatory manner by the Administration Committee, after requiring any medical examinations by a physician or reviewing any medical evidence which the Administration Committee considers necessary, and which results in the termination of the Participant's employment with the Company and all Affiliated Companies.

     2.48  "Transfer Savings" shall mean the amount held in a Participant's
            ----------------
Transfer Account pursuant to Section 8.3.

     2.49  "Trust" or Trust Agreement" shall mean an agreement between the
            -------------------------
Company or Lukens Inc. and a Trustee under which Trust Funds are received, held, invested and disposed of to carry out the purposes of the Plan. There may be more than one Trust established and maintained from time to time pursuant to the Plan. If there shall be more than one Trust in effect, then the Company may allocate to each such Trust certain assets of the Plan and in that event, the duties and responsibilities assigned to a Trustee under the terms of this Plan or a Trust Agreement shall be applicable only to the Trustee whose Trust includes assets of the Plan to which such duties or responsibilities pertain, and no Trustee shall have any liability or responsibility relating to any assets held pursuant to a Trust of which another party is the Trustee.

     2.50  "Trustee" shall mean any bank or trust company selected by the
            -------
Company or Lukens Inc. to serve as Trustee or successor Trustee pursuant to the provisions of a Trust Agreement.

     2.51  "Valuation Date" shall mean each business day.
            --------------

                                  ARTICLE III

                                  ELIGIBILITY
                                  -----------

     3.1  Eligibility.
          -----------

          (a) Each Employee shall be eligible to become a Participant on the Enrollment Date coincident with or next following the date on which he completes twelve months of Credited Service, or if later, the date on which he becomes an Employee.

          (b) Notwithstanding Subsection (a), each Employee who is in the employ of the Company or an Affiliated Company on the effective date of this Plan amendment and restatement shall be eligible to become a Participant hereunder on the Enrollment Date coincident with or next following such effective date.

          (c) Each person for whom a Transfer Account is established, or for whom an Account continues to be maintained (including former hourly employees of Ludlow-Saylor) shall be a Participant hereunder until the value of such Transfer Account or other Account is reduced to zero.

     3.2  Credited Service for Eligibility.
          --------------------------------

          (a) For the purposes of this Article, an employee shall accrue Credited Service for all employment with the Company and all Affiliated Companies. Credited Service shall be calculated from the employee's Employment Commencement Date or

Reemployment Commencement Date to his Separation from Service Date, subject to the rules set forth herein.

          (b) If an employee is reemployed by the Company or an Affiliated Company before a One-Year Period of Separation has occurred and if such Period of Separation commenced with a resignation, discharge or retirement, the employee shall receive Credited Service for all of such Period of Separation.

          (c) If an employee has a Separation from Service Date by reason of a resignation, discharge or retirement during an absence from active employment of 12 months or less for any reason other than a resignation, discharge or retirement, and if he then performs an Hour of Service within 12 months of the date on which he was first absent from service, he shall receive Credited Service for such Period of Separation.

     3.3  Election to Participate.
          -----------------------

          (a) Participation in the Participant Elective Contribution feature of the Plan pursuant to Section 4.1 is voluntary.

          (b) An Employee may elect to become a Participant on the first Enrollment Date on which he becomes eligible under Section 3.1(a) or any subsequent Enrollment Date, by filing a written notice of such election with the Administration Committee on a form provided for that purpose, at least 30 days before the

Enrollment Date on which he wishes to become a Participant. Such form will authorize the Company to deduct from the Participant's Compensation for deposit in the Trust Fund an amount specified in accordance with Section 4.1.

          (c) Each Employee who becomes a Participant shall be deemed to have agreed to the terms and the requirements of the Plan.

     3.4  Participation in Company Matching Contributions.  A Participant shall
          -----------------------------------------------
be eligible to share in Company Matching Contributions under Section 4.4 for any Plan Year during which Elective Contributions are withheld from his Compensation.

     3.5  Participation After Reemployment.  A Participant who ceases to be an
          --------------------------------
Eligible Employee and who subsequently again becomes an Eligible Employee shall be eligible to be readmitted as a Participant as of such date of reemployment.

     3.6  Transferred Employees.
          ---------------------

          (a) An employee of the Company or Affiliated Company who is transferred into employment that renders him eligible to become a Participant shall be credited with Credited Service as provided in Section 3.2 for all employment with the Company and all Affiliated Companies before and after the transfer.

          (b) Any Employee who is not actively participating under Section 4.1 shall be credited with Credited Service during the period in which he is not actively participating.

     3.7  Data.  Each Employee shall furnish to the Administration
          ----
Committee such data as the Administration Committee may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Administration Committee in the administration of the Plan.

                                   ARTICLE IV

                                 CONTRIBUTIONS
                                 -------------

     4.1  Participant Elective Contributions.
          ----------------------------------

          (a) At the time a Participant joins the Plan, he may elect on a prospective basis, subject to Sections 4.7, 4.8 and 4.9, to have an amount between one percent (1%) and fifteen percent (15%), expressed as a whole percentage, of his Compensation contributed to the Plan as Elective Contributions.

          (b) Elective Contributions shall be contributed as a contribution from the Company.

          (c) For any calendar year, the Elective Contributions made on behalf of a Participant under this Plan shall not exceed $9,240, or such other amount as may be permitted under Section 402(g) of the Code. To the extent necessary to satisfy this limitation for any year, (1) elections under Subsection (a) shall be prospectively restricted, or (2) after application of clause (1) of this sentence, the excess Elective Contributions (with earnings thereon) shall be paid to the Participant on or before the April 15 first following the calendar year during which such Elective Contributions were made. If the Participant's Elective Contributions do not exceed such limitation, but his Elective Contributions aggregated with elective deferrals (as defined in Section 402(g)(3) of the Code) under any other plan sponsored by the Company or any Affiliated Company exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, shall be paid to the Participant on or before the April 15 first following such calendar year from the Plan or such other plan as the Participant may designate.

     4.2  Change of Elective Contribution Rate.
          ------------------------------------

          (a) The percentage of Compensation designated by the Participant as his contribution rate under Subsection 4.1(a) will continue in effect until he elects to change his percentage in accordance with Section 4.2(b).

          (b) Not more than twice in any calendar quarter, a Participant may change the percentage of Compensation designated as his contribution rate under Subsection 4.1(a) to any percentage permitted in Subsection 4.1(a), subject to Sections 4.7, 4.8 and 4.9, by filing with the Administration Committee written notice of such change on a form furnished by the Administration Committee and in accordance with Administration Committee rules. Such change shall become effective as of the first Enrollment Date that is administratively practicable following the Administration Committee's receipt of such written notice.

     4.3  Discontinuance of Elective Contributions.
          ----------------------------------------

          (a) A Participant may discontinue his Elective Contributions under Subsection 4.1(a) by filing with the Administration Committee written notice of such discontinuance. Such discontinuance shall become effective as of the first Enrollment Date that is administratively practicable following the Administration Committee's receipt of such written notice.

          (b) A Participant who discontinues his Elective Contributions under Subsection 4.1(a) may resume such Elective Contributions effective as of the first Enrollment Date in any calendar quarter, by filing with the Administration Committee timely written notice (generally 30 days prior to the date on which he desires his Elective Contributions to resume) on a form furnished by the Administration Committee and in accordance with Administration Committee rules.

          (c) A Participant who ceases to be an Employee shall have his Elective Contributions discontinued as of the date on which he ceases to be an Employee.

     4.4  Company Matching Contribution
          -----------------------------

          (a) Subject to Sections 4.7, 4.8 and 4.9, the Company will contribute to the fund for each regular pay period ending on or after the Effective Date an aggregate amount equal to one hundred percent (100%) of each Participant's Elective

Contribution for such pay period up to a maximum of one percent (1%) of such Participant's Compensation for such pay period.

          (b) Company Matching Contributions made pursuant to Subsection(a) shall be allocated to each Participant who has made an Elective Contribution during the pay period in an amount equal to the lesser of one hundred percent (100%) of the Participant's Elective Contribution for the pay period or one percent (1%) of the Participant's Compensation for the pay period.

          (c) The contributions under Subsection (a) for any Plan Year shall not exceed the maximum amount which will constitute an allowable current deduction under the applicable provisions of the Code. Contributions for any Plan Year under this Article will be made no later than the expiration of the period within which they may be paid and deducted for the purpose of Federal income taxes. All Company Matching Contributions are expressly conditioned upon their deductibility for Federal income tax purposes.

          (d) Company Matching Contributions may be made in cash or other property acceptable to the Trustee.

     4.5  Fund.
          ----

          (a) The contributions deposited by the Company in the Fund in accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided, that in the case of a contribution made by the Company (1) as a mistake of fact, or (2) for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, or (3) which is conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and such initial qualification cannot be obtained, the Company shall be entitled to a refund of said contributions.

          (b) Any refund of contributions described in Subsection (a) must be made (1) within one year after payment of a contribution made as a mistake of fact, or (2) within one year after disallowance of the tax deduction, to the extent of such disallowance, or (3) within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

     4.6  Remittance of Contributions.
          ---------------------------

          (a) Amounts contributed as Company Matching Contributions or Rollover Savings will be remitted to the Trustee as soon as practicable, but no later than 60 days after the date on which such amounts are received by the Employee in the case of Rollover Savings.

          (b) Amounts deducted as Elective Contributions will be remitted to the Trustee as soon as practicable, but not later than 90 days after the end of the pay period for which such Elective Contributions were withheld from the Participant's Compensation.

     4.7  Limitation on Elective Contributions and Company Matching
          ---------------------------------------------------------
Contributions.
-------------

          (a) For any Plan Year, the Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of (1) or (2) as follows:

               (1) The Average Actual Deferral Percentage of all other Eligible Employees, multiplied by one hundred twenty-five percent (125%); or

               (2) The Average Actual Deferral Percentage for all other Eligible Employees, multiplied by two hundred percent (200%); provided however, the Average Actual Deferral Percentage for the Highly Compensated Eligible Employees may not exceed the Average Actual Deferral Percentage for all other Eligible Employees by more than two percentage points.

          (b) For any Plan Year, the Average Contribution Percentage for Highly Compensated Eligible Employees shall not exceed the greater of (1) or (2) as follows:
               (1) The Average Contribution Percentage for all other Eligible Employees, multiplied by one hundred twenty-five percent (125%); or

               (2) The Average Contribution Percentage for all other Eligible Employees, multiplied by two hundred percent (200%); provided, however, the Average Contribution Percentage for the Highly Compensated Eligible Employees may not exceed the Average Contribution Percentage for all other Eligible Employees by more than two percentage points.

          (c) For any Plan Year, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the Highly Compensated Eligible Employees shall not exceed the greater of:

               (1)  the sum of:

                    (A) One hundred twenty-five percent (125%) multiplied by the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

                    (B)  The lesser of

                         (i)  Two hundred percent (200%) multiplied by the
lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

                         (ii) Two (2) percentage points plus the lesser of the
Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

               (2)  the sum of:

                    (A) One hundred twenty-five percent (125%) multiplied by the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; plus

                    (B)  The lesser of:

                         (i)  Two hundred percent (200%) multiplied by the
greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees; or

                         (ii) Two percentage points plus the greater of the
Average Actual Deferral Percentage or the Average Contribution Percentage for all other Eligible Employees.

          (d) The application of this Section 4.7 shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (e) If the Plan and any other plan(s) maintained by the Company or an Affiliated Company are treated as a single plan for purposes of Section 401(a)(4)or Section 410(b) of the Code, the limitations in Subsections (a) through (d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan. If the Plan and any other plan(s) maintained by the Company or an Affiliated Company are permissively aggregated for purposes of
Section 401(k)or Section 401(m) of the Code, such plans shall be treated as a single plan for purposes of Sections 401(a)(4) and 410(b) of the Code.

     4.8  Prevention of Violation of Limitation on Elective Contributions and
          -------------------------------------------------------------------
Company Matching Contributions.  The Administration Committee shall monitor the
------------------------------
level of Participants' Elective Contributions and Company Matching Contributions to ensure against exceeding the limitations of Section 4.7 for any Plan Year.
If the Administration Committee determines that the limitations of Section 4.7 have been exceeded, it shall take the appropriate following actions for such Plan Year.

          (a)(1) The Average Actual Deferral Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Section 4.7(a).

          (a)(2) The reduction shall be accomplished by reducing the Elective Contributions of the Highly Compensated Eligible Employees in order of their Actual Deferral Percentages, beginning with the Highly Compensated Eligible Employee(s) with the highest Actual Deferral Percentage, until Section 4.7(a) is satisfied.

          (a)(3) To the extent practicable, the Administration Committee shall prospectively limit a Highly Compensated Eligible Employee's Elective Contributions and Company Matching Contributions to reduce his Actual Deferral Percentage to the extent necessary to satisfy Section 4.7(a). In addition and to the extent necessary, the amount of the reduction in the Highly Compensated Eligible Employee's Elective Contributions, and, if applicable, Company Matching Contributions, required under Subsections (a)(1) and (2), with earnings attributable thereto (as determined in accordance with applicable Treasury regulations), shall be paid to the Highly Compensated Eligible Employee not later than (A) two and one-half months after the close of the Plan Year for which the Elective Contributions were made or (B) if the Administration Committee determines that the

Company will pay the ten percent (10%) tax under section 4979 of the Code, the end of the Plan Year following the Plan Year for which the Company Matching Contributions were made.

          (b)(1) The Average Contribution Percentage for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Section 4.7(b).

          (b)(2) The reduction shall be accomplished by reducing, if Company Matching Contributions were taken into account in calculating the Average Contribution Percentage, the Company Matching Contributions of the Highly Compensated Eligible Employees in order of their Contribution Percentages, beginning with the Highly Compensated Eligible Employees with the highest Contribution Percentage, until Section 4.7(b) is satisfied.

          (b)(3) To the extent necessary, the remaining difference between a Highly Compensated Eligible Employee's Contribution Percentage and the Highly Compensated Eligible Employee's adjusted maximum Contribution Percentage, with earnings (as determined in accordance with applicable Treasury Regulations) attributable thereto shall be paid to the Highly Compensated Eligible Employee not later than (A) two and one-half months after the close of the Plan Year for which the Company Matching Contributions were made or (B) if the Administration

Committee determines that the Company will pay the ten percent (10%) tax under section 4979 of the Code, the end of the Plan Year following the Plan Year for which the Company Matching Contributions were made.

          (c)(1) The Average Contribution Percentage and/or the Actual Deferral Percentage (as determined under Section 4.8(c)(2) below) for the Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy the test in Section 4.7(c).

          (c)(2) The reduction(s) shall be accomplished in the same manner as is set forth in Sections 4.8(a) and (b), whichever is appropriate, and shall be charged against the Highly Compensated Eligible Employee's Accounts in the following order of priority:

                  (A)  Elective Contribution Account; and
                  (B)  Company Matching Contribution Account.

          (d) Notwithstanding anything in this Section to the contrary, any Company Matching Contributions made with respect to Elective Contributions that are returned to a Participant in order to satisfy Section 4.7 shall be forfeited.

     4.9  Maximum Allocation.  The provisions of this Section shall be construed
          ------------------
to comply with Section 415 of the Code.

          (a) Notwithstanding anything in this Article to the contrary, in no event shall the sum of (1) any Elective Contributions, Company Matching Contributions and other employer contributions (including any such amounts distributed pursuant to Section 4.8 but not any such amounts distributed pursuant to Subsection 4.1(c)), (2) any forfeitures, and (3) the Participant's own contributions, if any, allocated for any Limitation Year to any Participant under this and any other qualified defined contribution plan maintained by the Company or any 50% Affiliated Company (which sum shall be referred to as the Participant's "annual addition"), exceed the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under 415(b)(1)(A) of the Code) or twenty-five percent (25%) of such Participant's compensation from the Company or any 50% Affiliated Company for the Limitation Year. Amounts described in Sections 415(l) and 419A(d)(2) of the Code contributed for any Limitation Year for the benefit of any Participant shall be treated as annual additions to the extent provided in such sections. The Administration Committee shall have the right to limit prospectively a Participant's Elective Contributions in order to comply with the limitations of this Section.

          (b) If the amount otherwise allocable to the Accounts of a Participant would exceed the amount described in

Subsection 4.9(a) as a result of a reasonable error in estimating the Participant's compensation, a reasonable error in determining the amount of Elective Contributions that may be made with respect to the Participant under the limits of this Section, or such other circumstances as permitted by law, the Administration Committee shall determine which portion of such excess amount is attributable to the Participant's Elective Contributions and Company Matching Contributions, and shall take the following steps to correct such violation:

          (1)     Excess Elective Contributions and earnings thereon shall be
paid to the Participant as soon as is administratively feasible   Any Company
Matching Contributions made on account of Elective Contributions paid to the Participant under the preceding sentence shall be forfeited.

          (2)(A) If the Participant remains an employee of the Company or an Affiliated Company, his excess Company Matching Contributions shall be held in a suspense account by the Trustee until the following Limitation Year (or any succeeding Limitation Years), at which time such excess Company Matching Contributions shall be allocated to the Participant's Accounts before any Company Matching Contributions are allocated to his Accounts for such Limitation Year; or

             (B) If the Participant is no longer an employee of the Company or any Affiliated Company, his excess Company Matching Contributions shall be forfeited and shall be held in a suspense account by the Trustee until the following Limitation Year (or any succeeding Limitation Years) at which time such amounts shall be allocated to the Accounts of all other Participants in the Plan and used to reduce Company Matching Contributions otherwise allocable to such Participants for such Limitation Year.

                  Amounts held in the suspense account shall share in investment gains and losses of the Fund.

          (c)(1) If in any Limitation Year a Participant in this Plan is also a participant in one or more qualified defined benefit plans maintained by the Company or any 50% Affiliated Company, the projected annual benefit under such qualified defined benefit plan or plans shall be reduced, if necessary, so that the sum of the fractions described in (A) and (B) does not exceed 1.0 for such Limitation Year.

                  (A)  Defined Benefit Fraction - a fraction, the numerator of
                       ------------------------
which is the Participant's projected annual benefit under the qualified defined benefit pension plans in which he has participated, determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of: (i) 1.25 x $90,000 or (ii) one hundred forty percent (140%) of the Participant's highest average compensation over any three consecutive calendar years. For the purpose of this Subsection, "projected annual benefit" shall mean the annual benefit to which a Participant would be entitled under the terms of a qualified defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation for the purpose of such plan had continued at the same rate.

                  (B)  Defined Contribution Fraction - a fraction, the
                       -----------------------------
numerator of which is the sum of the annual additions to the Participant's accounts under all qualified defined contribution plans sponsored by the Company or any 50% Affiliated Company for all limitation years, and the denominator of which is the sum of the lesser of the following amounts, determined for each of such limitation years and for each prior limitation year of service with the Company or 50% Affiliated Company: (i) 1.25 x $30,000 or (ii) thirty-five percent (35%) of the Participant's compensation for such limitation year.

          (c)(2) If the Plan and the defined benefit plan referred to in Subsection (c)(1)(A) satisfied Section 415 of the Code for the Limitation Year ended December 31, 1986, an amount shall be subtracted from the numerator of the fraction described in Subsection (c)(1)(B) (not exceeding such numerator). The amount to be subtracted shall be the product of:

                    (A) the sum of the defined contribution fraction under Subsection (c)(1)(B) plus the defined benefit fraction under Subsection
(c)(1)(A) as of December 31, 1986, minus one, multiplied by

                    (B) the denominator of the defined contribution plan fraction under Subsection (c)(1)(B) as of December 31, 1986.

            (d)(1) The dollar limitations described in Subsections (a) and (c) shall be adjusted in accordance with the provisions of Section 415 of the Code and governmental regulations prescribing the method and amount of such adjustments.

            (d)(2) To the extent that Section 415 of the Code is amended to alter the dollar limitations described in Subsections (a) and (c), such amendment shall not reduce the annual additions to the Accounts of any Participant under the Plan prior to the effective date of such amendment using the applicable maximum dollar limitations then in effect.

            (e)(1) To the extent that any qualified defined contribution plan was in existence on July 1, 1982, the Administration Committee may elect to apply Subsection (c)(1)(B) with respect to any Limitation Year ending after December 31, 1982, by calculating the denominator under Subsection (c)(1)(B) using an alternate amount for all Limitation Years ending before January 1, 1983. The alternate amount shall be equal to the amount determined for the denominator under Subsection
(c)(1)(B) as in effect for the Limitation Year ending in 1982 multiplied by the "transition fraction."

          (e)(2) The "transition fraction" shall be a fraction determined as follows:

                  (A)    the numerator shall consist of the lesser of: (i)
                           ---------
$51,875 or (ii) thirty-five percent (35%) of the Participant's compensation for the Limitation Year ending in 1981; and

                  (B)    the denominator shall consist of the lesser of: (i)
                             -----------
$41,500 or (ii) twenty-five percent (25%) of the Participant's compensation for the Limitation Year ending in 1981.

          (f) For the purpose of this Section, "compensation" shall be defined in accordance with Section 415(c)(3) of the Code.

                                   ARTICLE V

                             PARTICIPANTS' ACCOUNTS
                             ----------------------

     5.1  Accounts.  All contributions and earnings thereon shall be invested in
          --------
such Investment Media as each Participant shall elect under Section 5.2. The amounts allocated by or on behalf of all Participants to each Investment Medium shall be commingled for investment purposes. However, in order that the interest of each Participant may be accurately determined and computed, separate Accounts shall be maintained for each Participant with respect to each Investment Medium. These Accounts shall represent the Participant's individual interest in each of the Investment Media.

     5.2  Investment of Contributions and Accounts.
          ----------------------------------------

          (a) At the time a Participant joins the Plan, he shall elect to have Elective Contributions allocated to his Elective Contribution Account invested, in multiples of 10%, in one or more of the Investment Media selected from time to time by the board of directors of Lukens Inc. or the Finance Committee. The Investment Media offered for investment under the Plan shall include a fund that is invested exclusively in Lukens Stock of the Company. A Participant to whose Accounts Lukens Stock has been credited may direct the Trustee regarding the voting of such stock, provided that:

               (i) any shares of Lukens Stock with respect to which timely instructions are not received by the Trustee shall not be voted, nor shall they be tendered in connection with a tender offer, as the case may be;

               (ii) Participant instructions to the Trustee for voting or tender of Lukens Stock shall be made in confidence, and the Trustee may not divulge such instructions to any director, officer or employee of the Employer.

          (b) Except as otherwise provided in Subsection (a), a Participant shall select one or more of the Investment Media in which his Accounts shall be invested, and the percentage thereof that shall be invested in each Investment Medium selected. In the event a Participant fails to make an election pursuant to this Section, amounts allocated to his Account shall be invested in the most conservative of the Investment Media as determined by the Finance Committee. A Participant may amend such selection by prior notice to the Administration Committee, effective as of such dates determined by the Administration Committee. Such amendments will be subject to the other requirements of this Section.

          (c) Each Participant may change the investment election he has made under Subsection (a) pursuant to uniform and non-discriminatory rules established by the Administration Committee, and may elect to have his existing Elective Contribution Account invested in different Investment Media than future contributions allocated to his Elective Contribution Account.

          (d) Each Participant who has a Rollover Account or Transfer Account may elect to have such Account invested in one or more of the Investment Media.

          (e) Company Matching Contributions shall be invested in such percentages and Investment Media as the Participant elects for investment of the Elective Contributions upon which such Company Matching Contributions are based.

     5.3  Valuation.  The value of each Investment Media in the Trust Fund shall
          ---------
be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Trust Fund.

     5.4  Adjustment for Distributions.  As of each Valuation Date, the
          ----------------------------
appropriate Accounts of each Participant shall be charged with all distributions or payments made to him or for his benefit since the last preceding Valuation Date that have not been charged previously.

     5.5  Apportionment of Gain or Loss.  After the adjustments described in
          -----------------------------
Section 5.4, the value of each Investment Medium in the Trust Fund, as computed pursuant to Section 5.3, shall be compared with the value of each Investment Medium as of the preceding Valuation Date. Any difference in the value, not including contributions or withdrawals made since the preceding Valuation Date, shall be the net increase or decrease of such Investment Medium, and such amount shall be ratably apportioned among the Participants' Accounts which are invested in such Investment Fund at the current Valuation Date.

     5.6  Adjustment for Contributions.  After the adjustments described in
          ----------------------------
Sections 5.4 and 5.5, the appropriate Accounts of each Participant shall be credited as of each Valuation Date with all contributions made by him or on his behalf since the last preceding Valuation Date that have not been credited previously.

     5.7  Accounting for Allocations.  The Administration Committee shall
          --------------------------
establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article. From time to time such procedures may be modified for the purpose of achieving equitable and non-discriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

                                   ARTICLE VI

                                  DISTRIBUTION
                                  ------------

     6.1  General.  The interest of each Participant in the Fund shall be
          -------
distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VII and except in the event of the termination of the Plan. The provisions of this Article shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder, including, effective for distributions that commence on or after January 1, 1989, the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

     6.2  Normal Retirement.  Each Participant shall have the right to retire
          -----------------
from the Company upon reaching his Normal Retirement Age. When a Participant retires, his Accounts shall be paid to him or applied for his benefit in accordance with the provisions of this Article.

     6.3  Late Retirement.  A Participant who remains in the employ of the
          ---------------
Company beyond his Normal Retirement Age shall participate in the Plan on the same basis as other Participants. When such a Participant retires, his Accounts shall be paid to him or applied for his benefit in accordance with the provisions of this Article.

     6.4  Death.  If a Participant dies prior to the commencement of his
          -----
benefits or before his entire interest in his Accounts has been distributed to him, his Accounts shall be paid to, or applied for the benefit of, his beneficiary in accordance with the provisions of this Article.

     6.5  Total Disability.
          ----------------

          (a) If a Participant, prior to his retirement, suffers a Total Disability, his Accounts shall be paid to him or applied for his benefit in accordance with the provisions of this Article following the determination of his Total Disability.

          (b) Total Disability shall be determined by the Administration Committee, which may consult with a medical examiner selected by it. The medical examiner shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.

     6.6  Valuation for Distribution.  For the purposes of paying the amounts to
          --------------------------
be distributed to a Participant or his beneficiaries under the provisions of this Article and Article VII, the value of the Fund and the amount of the Participant's interest shall be determined in accordance with the provisions of
Article V not later than the last business day of the month following the month in which the Participant requests distribution. There shall be added to such amount the additional contributions, if any, and earnings thereon which have been or are to be allocated to the Participant's Accounts since that date.

     6.7  Timing of Distribution.
          ----------------------

          (a) A Participant or beneficiary entitled under this Article to receive benefits shall commence to receive benefits as soon as administratively practicable after the Participant's retirement, death, Total Disability or termination of employment, provided, however, that if the value of the Participant's Accounts exceeds $3500, a Participant (but not a beneficiary) may elect to defer distribution until a later date, but in no event later than the earlier of the dates determined under (1) and (2) below:

               (1) unless the Participant elects commencement of benefits at a later date, the later of (A) the 60th day after the close of the Plan Year in which the Participant attains his Normal Retirement Age or (B) the 60th day after the close of the Plan Year in which the Participant's employment with the Company terminates; or

               (2) the April 1st that follows the end of the calendar year in which the Participant attains age 70 1/2.

          (b) If the value of a Participant's Accounts exceeds $3,500, his Accounts shall not commence to be paid to him or applied for his benefit until the earlier of (1) receipt by the Administration Committee of his written consent to such payment or application, or (2) his attainment of what would have been his Normal Retirement Age.

     6.8  Mode of Distribution.
          --------------------

          (a) If the value of a Participant's Accounts exceeds $3,500, he may elect in writing to have his Accounts, valued in accordance with Section 6.6, paid to him or applied for his benefit in accordance with either of the following modes of payment:

               (1)  a single sum payment; or

               (2) monthly, quarterly or annual (as elected by the Participant) installments over a period not less than three years and not greater than (1) the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated beneficiary (whichever is applicable) determined as of the date of the first distribution, or (2) ten years, whichever is less. The amount of each installment shall be a fraction of the assets then held in his Accounts. On the first installment date the fraction will have a numerator of one and a denominator equal to the number of installments elected by the Participant; on each succeeding installment date the denominator shall be reduced to correspond to the number of installments remaining until, on the last installment date, the denominator of such fraction will be one. If the Participant dies before all installments have been paid, the unpaid portion shall be paid in a single sum to his beneficiary. If the value of a Participant's Accounts does not exceed $3,500, his Accounts will be distributed to him under this Article in a lump sum as soon as administratively practicable.

          (b) If a Participant fails to make a valid election under Subsection 6.8(a), the value of the Participant's Accounts shall be distributed in a single sum.
          (c) Death benefits under Section 6.4 with respect to a Participant who had not commenced receiving benefits shall be paid in a single sum.

          (d) To the extent a Participant's Accounts are allocated to the Lukens Stock Investment Medium, a Participant may elect to receive his distribution in the form of Lukens Stock. If a Participant fails to make such an election, the value of the Participants Accounts shall be distributed in cash.

     6.9  Beneficiary Designation.
          -----------------------

          (a) Death benefits under Subsection 6.4 and the remainder of any installment payments elected under Subsection 6.8(a)(2) shall be paid to the Participant's surviving Spouse (1) unless (A) the Spouse (or the Spouse's legal guardian if the

Spouse is legally incompetent) consents in writing not to receive such benefit,
(B) such consent acknowledges its own effect, and (C) such consent is witnessed by a Plan representative or notary public; or (2) unless the Participant establishes to the satisfaction of a Plan representative either that he has no Spouse or that his Spouse cannot be located; or (3) unless the Participant furnishes a court order to the Administration Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained. The Spouse's consent may be in the form of a consent to designation of a specific beneficiary or may expressly permit the Participant to change his designation without further consent by the Spouse.

          (b) Subject to Subsection (a), each Participant shall have the unrestricted right at any time to designate the beneficiary or beneficiaries who shall receive, on or after his death, his interest in the Fund. Such designation shall be made by executing and filing with the Administration Committee a written instrument in such form as may be prescribed by the Administration Committee for that purpose. Except as provided in this Section, the Participant shall also have the unrestricted right to revoke and to change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Administration Committee a written instrument in such form as may be prescribed by the Administration Committee for that purpose. No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Administration Committee. In the event a Participant designates a trust as his beneficiary, a change in the beneficiaries of the trust shall be deemed a change in the Participant's beneficiary for purposes of Subsection (a), but not for the purposes of this Subsection (b).

          If no designation is made, or if the beneficiaries named in such designation predecease the Participant, or if the beneficiaries cannot be located by the Administration Committee, the interest of the deceased Participant shall be paid to the Participant's Spouse, and if there is no Spouse, to the Participant's estate.

     6.10  Effect of Reemployment.  In the event a Participant is reemployed by
           ----------------------
the Company or an Affiliated Company before a distribution has been made to him or after a distribution has been commenced to him, further distribution of his Accounts shall be suspended until his service again terminates.

     6.11  Notice to Defer Distribution.  The Administration Committee shall
           ----------------------------
supply each Participant who is entitled to receive benefits under this Article prior to the date he attains Normal Retirement Age with written information relating to the Participant's right to defer distribution. Such notice shall be furnished not less than 30 nor more than 90 days prior to the date of any distribution that occurs prior to the earlier of (1) the Participant's death, or
(2) the date the Participant attains Normal Retirement Age.

     6.12  Transfer of Account to Other Plan.
           ---------------------------------

          (a) If (1) a Participant entitled to receive a distribution from the Plan, either pursuant to this Article or pursuant to Article VII, or (2) the spouse or former spouse of a Participant who is entitled to receive a distribution from the Plan pursuant to a qualified domestic relations order, directs the Administration Committee to have the Trustee transfer the amount to be distributed directly to:

               (1) an individual retirement account described in section 408(a) of the Code;
               (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract);

               (3) a qualified defined contribution retirement plan described in section 401(a) and section 414(i) of the Code the terms of which permit the acceptance of rollover contributions; or

               (4) an annuity plan described in section 403(a), the amount to be distributed shall be so transferred.

          (b) If a Participant's surviving spouse is entitled to receive a distribution from the Plan under Section 6.4, and such surviving spouse directs the Administration Committee to have the Trustee transfer the amount to be distributed directly to:

               (1) an individual retirement account described in section 408(a) of the Code; or

               (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), the amount to be distributed shall be so transferred.

          (c) The Participant, spouse or former spouse must specify the name of the plan to which the Participant, spouse or former spouse wishes to have the amount transferred, plus such other information as may be requested by the Administration Committee, on a form and in a manner prescribed by the Administration Committee.

          (d) Subsections (a) and (b) shall not apply to the following distributions:

               (1) that portion of any distribution after the Participant's Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code; or

               (2) such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

                                  ARTICLE VII

              VESTING AND DISTRIBUTIONS TO TERMINATED PARTICIPANTS
              ----------------------------------------------------

     7.1  Non-Forfeitable Amounts.  A Participant shall be fully vested at all
          -----------------------
times in his Elective Contribution Account, Company Matching Contribution Account, Rollover Account and Transfer Account.

     7.2  Treatment of Terminated Vested Participant.
          ------------------------------------------

          (a) In the case of a Participant whose employment with the Company and all Affiliated Companies has terminated (other than by retirement under Article VI, death, or Total Disability), the Accounts of such Participant, calculated in accordance with Article VI, shall be paid to or applied for the benefit of such Participant, subject to the Participant's consent if the value of his Accounts exceeds $3,500, as soon as practicable after the Valuation Date coincident with or next following the date on which such termination occurs.

          (b) Except as otherwise provided in Subsection (c), if the value of a Participant's Accounts exceeds $3,500 and he does not consent in writing to receive distribution of his vested interest in his Accounts upon termination of employment, the Participant's Accounts shall, subject to the provisions of
Section 6.7, remain in the Plan until he attains his Normal

Retirement Age or dies, unless the Participant elects to have his Accounts paid to him at an earlier date.

          (c) If (1) a Participant's employment with the Company and all Affiliated Companies has terminated as a result of the sale of substantially all the assets of Ludlow-Saylor or Simplicity Engineering or as a result of the sale of all the capital stock of Flex-O-Lite, (2) such Participant continues in service to the successor employer and (3) the value of such Participant's Accounts exceeds $3,500, then such Participant may elect to receive a distribution of the entire balance to such Participant's credit under the Plan in a single sum distribution on or before December 31, 1995. If such Participant does not elect to receive such distribution, such Participant shall not be treated as having terminated employment with the Company and all Affiliated Companies for any purpose of the Plan relating to withdrawals and distributions until such Participant reaches age 59 1/2 or "separates from service" with the Company and all Affiliated Companies, within the meaning of section 401(k) of the Code and the applicable regulations issued under section 401(k).

          (d) Except as otherwise provided in Subsection (c), benefits paid pursuant to this Section shall be paid in the form provided in Article VI.

                                  ARTICLE VIII

                     ROLLOVER SAVINGS AND TRANSFER SAVINGS
                     -------------------------------------

     8.1  Rollover Savings.
          ----------------

          (a) With the consent of the Administration Committee, an Employee or Participant may transfer to the Fund, from any qualified retirement plan of a current or former employer, all or a portion of his interest in the distributing plan which he receives in the form of a qualified total distribution or a partial distribution which qualifies for rollover treatment under section 402(a)(5) of the Code, except that (1) the interest being transferred shall not contain non-deductible or non-excludable contributions made to the distributing plan by the Employee and (2) no amounts shall be transferred to this Plan which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity and pre-retirement survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply.

          (b) In addition, an Employee who has established an individual retirement account to hold only distributions received from qualified retirement plans of former employers may, with the consent of the Administration Committee, transfer all of the assets of such individual retirement account to the Fund. Such individual retirement account shall not contain non-deductible or non-excludable contributions made by the Employee while he was a participant in the plans of his former employers.

          (c) The Administration Committee shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the distribution being transferred comes from the Employee within 60 days after the Employee receives a distribution from such other qualified retirement plan or individual retirement account.

     8.2  Vesting of Rollover Account.  The distributions transferred by an
          ---------------------------
Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Employee's Rollover Account. An Employee shall be fully vested at all times in his Rollover Account.

     8.3  Transfer Savings.  Effective July 1, 1994, the account balance of each
          ----------------
participant in the Salaried CAP Plan whose employment with Lukens Inc. or any Affiliated Company has terminated as a result of the sale of substantially all the assets of Ludlow-Saylor, the sale of substantially all the assets of Simplicity Engineering or the sale of all the capital stock of Flex-O-Lite, shall be transferred from the trust under the Salaried CAP Plan to a Transfer Account established for such participant. Upon the completion of such transfer, each individual for whom a Transfer Account has been established shall be a Participant in the Plan. Except as provided in Subsection (b), immediately following the transfer of account balances from the Salaried CAP Plan to the
Plan:

          (a) Transfer Accounts shall be allocated among Investment Media in the same proportion as such amounts were allocated among the identical investment media in the Salaried CAP Plan immediately before the transfer.

          (b) To the extent a Participant's account balance in the Salaried CAP Plan immediately before the transfer was held in the form of ESOP Stock, such ESOP Stock shall be converted to Lukens Stock accordance with the terms thereof, and credited to the Participant's Transfer Account in the form of the appropriate number of shares of Lukens Stock.

          (c) Following the completion of the transfer, Participants may direct the allocation of their Transfer Accounts among Investment Media pursuant to
Section 5.2.

          (d) A Participant shall be fully vested at all times in his Transfer Account.

                                   ARTICLE IX

                                  WITHDRAWALS
                                  -----------

     9.1  General.  The vested interest of each Participant in the Fund may be
          -------
withdrawn upon reasonable notice prior to the time determined under Article VI in the manner, in the amount, and at the time provided in this Article. The Administration Committee may in its discretion establish such rules and regulations regarding withdrawals, including but not limited to the frequency thereof, as do not conflict with the express terms of this Article.

     9.2  Withdrawals From Rollover Account or Transfer Account.  A Participant
          -----------------------------------------------------
may withdraw up to the total value of his Rollover Account by submitting his written request to the Administration Committee on a form approved by the Administration Committee. A Participant who has not reached age 59 1/2 may withdraw up to the total value of his Transfer Account, except to the extent attributable to the Participant's pre-tax contributions to the Salaried CAP Plan and earnings attributable thereto, by submitting his written request to the Administration Committee on a form approved by the Administration Committee.

     9.3  Withdrawals From Elective Contribution Account and Company Matching
          -------------------------------------------------------------------
Contribution Account.
--------------------

          (a) Not more frequently than once in any six consecutive calendar month period, a Participant may withdraw up to the sum of (i) the amount of his Elective Contributions, and (ii) the amount of his Company Matching Contributions (excluding any Company Matching Contributions included in the Actual Deferral Percentage for any Plan Year) less amounts previously withdrawn from his Elective Contribution Account and Company Matching Contribution Account by submitting his written request to the Administration Committee on a form approved by the Administration Committee. Elective Contributions may be withdrawn in accordance with the preceding sentence only if the Participant's Company Matching Contributions which are available for withdrawal have first been exhausted.

          (b) A withdrawal under Subsection (a) of this Section shall be permitted only if the Administration Committee finds that:

               (1) it is made on account of immediate and heavy financial needs (as defined in Subsection (c) of this Section) of the Participant; and

               (2) it is necessary (as defined in Subsection (d) of this Section) to satisfy such immediate and heavy financial need.

          (c) A Participant shall be deemed to have an immediate and heavy financial need if the Participant requests a withdrawal on account of:

               (1) expenses for medical care described in section 213(d) of the Code and previously incurred by the Participant, his spouse, or any of the Participant's dependents (as defined in section 152 of the Code) or necessary for such individuals to obtain such medical care;

               (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

               (3) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

               (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or
               (5) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

          (d)  A withdrawal shall be deemed to be necessary if:

               (1) the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the withdrawal;

               (2) the Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Company and all Affiliated Companies;

               (3) the Participant may not make Elective Contributions under this Plan or employee contributions (other than mandatory contributions under a defined benefit plan) or elective deferrals under any other plan (other than a plan described under section 125 of the Code) maintained by the Company or any Affiliated Company for a period of twelve (12) months commencing on the date of his receipt of the withdrawal.

               (4) in the calendar year next following the calendar year of a withdrawal under this Section by a Participant, the Participant is not permitted to make Elective Contributions or elective deferrals under any other qualified retirement plan maintained by the Company or any Affiliated Company in excess of
(A) the dollar amount described in

Subsection 4.1(c) for such year, minus (B) the total Elective Contributions and other elective deferrals under such other plan made by the Participant during the calendar year of the withdrawal.

          (e) A Participant may withdraw up to the total value of his Elective Contribution Account and Company Matching Contribution Account upon attaining age 59 1/2.

          (f) A Participant who wishes to make a withdrawal under this Section must submit a written application to the Administration Committee on a form approved by the Administration Committee.

     9.4  Amount and Payment of Withdrawals.  The amount of any withdrawal,
          ---------------------------------
including any hardship withdrawal under Section 9.3, will be determined on the basis of the value of the Participant's Accounts valued as of a date not later than fifteen (15) business days after the later of (a) the date on which the Trustee receives the Participant's written application approved by the Administration Committee or (b) the date indicated on the Participant's written application approved by the Administration Committee.

     9.5  Withdrawals Not Subject to Replacement.  A Participant may not replace
          --------------------------------------
any portion of his Accounts withdrawn under this Plan.

                                   ARTICLE X

                           RIGHTS OF ALTERNATE PAYEES
                           --------------------------

     10.1  General.  Except as otherwise provided in this Article, an Alternate
           -------
Payee shall have no rights to a Participant's benefit or Accounts under this Plan and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order. Notwithstanding the foregoing, an Alternate Payee shall have the right to appeal the denial of a claim for any benefits awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order, as provided in
Section 11.10. Any interest of an Alternate Payee in the Accounts of a Participant, other than an interest payable solely upon the Participant's death pursuant to a Qualified Domestic Relations Order which provides that the Alternate Payee shall be treated as the Participant's surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

     10.2  Distribution.  (a)  Notwithstanding anything in this Plan to the
           ------------
contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be payable immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee and the value of benefits payable to the Alternate Payee is $3,500 or less, the benefits shall be distributed to the Alternate Payee in a lump sum as soon as administratively practicable. If the value of benefits payable to the Alternate Payee exceeds $3,500, the benefits shall be distributed in a lump sum as soon as practicable following the earlier of the Alternate Payee's election to receive benefits, or the Alternate Payee's death.

          (b) If the Qualified Domestic Relations Order does not specify the Investment Funds from which amounts shall be paid to an Alternate Payee, such amounts shall be distributed from the Participant's Investment Funds in which the Participant's Accounts are invested on a pro rata basis.

     10.3  Withdrawals.  Unless a Qualified Domestic Relations Order provides to
           -----------
the contrary, an Alternate Payee shall not be permitted to make any withdrawals under Article IX. Notwithstanding the foregoing, an Alternate Payee shall in no event have the right to make withdrawals under Section 9.3 and any Qualified Domestic Relations Order which purports to give an Alternate Payee such a right shall be invalid and unenforceable to that extent.

     10.4  Death Benefits.  Unless a Qualified Domestic Relations Order provides
           --------------
to the contrary, an Alternate Payee shall have the right to designate a beneficiary, in the same manner as provided in Section 6.9 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a beneficiary or if the beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate.

                                   ARTICLE XI

                                 ADMINISTRATION
                                 --------------

     11.1  Plan Administrator.  The Administration Committee and the Finance
           ------------------
Committee shall be the named fiduciaries of the Plan (with respect to the matters for which they are hereby made responsible) for purposes of ERISA and shall administer the Plan.

     11.2  Allocation Of Fiduciary Responsibilities.  The Committees shall have
           ----------------------------------------
only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan, the Trust Agreement, or any operating procedures adopted by the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc., as such Plan, Trust Agreement or operating procedures may be amended from time to time. It is intended that each Committee shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act on the part of the other Committee or of another fiduciary.

     11.3  Responsibilities Of The Administration Committee.  The Administration
           ------------------------------------------------
Committee shall have general responsibility for the administration and interpretation of the Plan, including but not limited to complying with nonfinancial reporting and disclosure requirements, establishing and maintaining Plan records and adopting amendments to the Plan as described in Section 13.1.

     11.4  Responsibilities Of The Finance Committee.  The Trustee shall have
           -----------------------------------------
responsibility under the Plan for the management and control of the assets of the Plan. The Finance Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan and may, with the written approval of the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc., appoint or remove or change the Trustee and any such funding agency. The Finance Committee shall have the power to appoint or remove one or more investment managers, with the written approval of the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc., and to delegate to such investment manager authority and discretion to manage (including the power to acquire and dispose of) assets of the Plan, provided that the Finance Committee shall periodically review the investment performance and methods of each investment manager with such authority and discretion. The Finance Committee shall determine the requirements and objectives of the Plan and any audit information which may be pertinent to the investment of Plan assets and shall establish investment standards and policies incorporating such requirements and objectives and communicate the same to the Trustee (or other funding agencies under the Plan). The Finance Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. If annuities are to be purchased under the Plan, the Finance Committee shall determine what contracts should be made available to terminated Participants or purchased by the Trust.

     11.5  Joint Responsibilities.  Both the Administration Committee and the
           ----------------------
Finance Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company, and make use of such agents, consultants, and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. Each of said Committees may rely upon the written opinion of such counsel and the accountants engaged by the Finance Committee and may delegate to any such agent, to any department of the Company, or to any subcommittee or member of such Committee its authority to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of said Committee. Each of said Committees shall report to the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc. no less frequently than annually, with regard to the matters for which it is responsible under the Plan.

     11.6  Membership Of The Committees.  Both the Administration Committee and
           ----------------------------
the Finance Committee shall consist of not less than three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc. Any member of either of said Committees may resign at any time. No member of either of said Committees shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Administration Committee and the Finance Committee shall not receive any special compensation for serving in their capacities as members of such Committees but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security need be required of the Administration Committee or the Finance Committee or any member thereof in any jurisdiction. Any person may serve on both of said Committees, and any member of either of said Committees, any department, subcommittee or agent to whom either of said Committees delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee or administrator) with respect to the Plan.

     11.7  Committee Meetings.  The board of directors of Lukens Inc. or the
           ------------------
Finance Committee of the board of directors of Lukens Inc. shall designate the chairman of each Committee. Each Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings, copies of which shall be delivered to each member of the respective Committee. A majority of a Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of a Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its chairman, without a meeting by mail, telegraph or telephone, provided that all of the members of the Committee are informed by mail or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

     11.8  Receipts And Disbursements Of The Plan.  The Finance Committee shall
           --------------------------------------
appoint an individual who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, and shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Finance Committee. Such individual shall cause to be disbursed the monies and funds of the Plan when so authorized by either the Finance Committee or the Administration Committee and shall generally perform such other duties as may be assigned to him from time to time by either such Committee.

     11.9  Demands for Money.  All demands for money of the Plan shall be signed
           -----------------
by such officer or officers or such other person or persons as the Finance Committee may from time to time designate in writing.

     11.10  Claims Procedures.
            -----------------

          (a) In the event that the Administration Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Administration Committee shall furnish notice of the denial to the claimant, setting forth (1) the specific reasons for the denial, (2) specific reference to the pertinent Plan provisions on which the denial is based, (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. Such notice shall be forwarded to the claimant within 90 days of the Administration Committee's receipt of the claim; provided, however, that in special circumstances the Administration Committee may extend the response period for up to an additional 90 days, provided that the Administration Committee notifies the claimant in writing of the extension and specifies the reason or reasons for the extension.

          (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Administration Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Administration Committee. The Administration Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that the Administration Committee may extend the 60-day response period in special circumstances for up to an additional 60 days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension.

     11.11  Liability Indemnification.  To the maximum extent permitted by law
            -------------------------
and the Company's and Lukens Inc.'s bylaws, no member of the Administration Committee or the Finance Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of such Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Administration Committee and Finance Committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expenses (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                                  ARTICLE XII

                                    THE FUND
                                    --------

     12.1  Designation of Trustee.  The Company and/or Lukens Inc. shall enter
           ----------------------
into a Trust Agreement with the Trustee selected by the Finance Committee and approved by the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc. The Company and/or Lukens Inc. shall have the power to amend the Trust Agreement and the Finance Committee, with the written approval of the board of directors of Lukens Inc. or the Finance Committee of the board of directors of Lukens Inc., shall have the power to remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

     12.2  Exclusive Benefit.  Prior to the satisfaction of all liabilities
           -----------------
under the Plan in the event of termination of the Plan, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan.

     12.3  No Interest in Fund.  No person shall have any interest in or right
           -------------------
to any part of the assets or income of the Trust

Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

     12.4  Expenses.  The expenses incident to the operation of the Plan shall
           --------
be paid by the Company, unless paid from the Trust Fund. The Company may, if the board of directors of Lukens Inc. in its absolute discretion so determines, reimburse the Trust Fund for any expenses paid from the Trust Fund. Such reimbursement amounts shall be allocated among Participant's Accounts in the same proportion in which the expenses were deducted from each Participant's Accounts.

     12.5  Absence of Guaranty.  Each Participant and his beneficiary assumes
           -------------------
all risk connected with any decrease in the market value of any assets held under the Plan. The Finance Committee, the Administration Committee, and the Company and Affiliated Companies do not in any way guarantee the Trust Fund from loss or depreciation, or the payment of any amount that may be or become due to any person from the Trust Fund.

                                  ARTICLE XIII

                      AMENDMENT OR TERMINATION OF THE PLAN
                      ------------------------------------

     13.1  Power of Amendment and Termination.  It is the intention of the
           ----------------------------------
Company that this Plan will be permanent. However, the Company reserves the power to amend or terminate the Plan at any time by action of the Board of Directors. Amendments that could not significantly affect the cost of the Plan or that may be necessary or appropriate to maintain the Plan and the Trust Fund as a qualified plan and trust under Section 401 and 501 of the Code and as a plan and trust meeting the requirements of ERISA or other applicable law may be adopted by the Administration Committee. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no such amendment or termination shall cause any part of the monies contributed hereunder to revert to the Company or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan. Any amendment shall become effective as of the date designated by the Board of Directors or the Administration Committee, as the case may be.

     13.2  Merger.  The Plan shall not be merged with or consolidated with, nor
           ------
shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Accounts if the Plan had been terminated on the day before such merger, consolidation, or transfer. No amounts shall be transferred to this Plan which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity and pre-retirement survivor annuity requirements of Sections 401(a)(11) and 417 of the Code apply.

     13.3  Notice of Amendment or Termination.  Notice of any amendment,
           ----------------------------------
modification, suspension or termination of the Plan shall be given by the Board of Directors or the Administration Committee, whichever adopts the amendment, to each other and to the Finance Committee, the Trustee and the Company.

                                  ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------

     14.1  No Employment Rights.  Neither the action of the Company in
           --------------------
establishing the Plan, nor any provisions of the Plan, nor any action taken by the Company or by the Administration Committee or Finance Committee shall be construed as giving to any employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

     14.2  Source of Benefits.  All benefits payable under the Plan shall be
           ------------------
paid or provided for solely from the Fund, and the Company assumes no liability or responsibility therefor.

     14.3  Governing Law.  Except to the extent superseded by ERISA, all
           -------------
questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of Pennsylvania.

     14.4  Spendthrift Clause.
           ------------------

          (a) No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) an amount necessary to satisfy a Federal tax levy made pursuant to Section 6331 of the Code and

(2) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order within the meaning of the Code.

          (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefit under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefit would devolve upon anyone else or would not be enjoyed by him, then the Administration Committee may terminate payment of such benefit and hold or apply it for the benefit of the Participant or beneficiary.

     14.5  Incapacity.  If the Administration Committee deems any Participant or
           ----------
beneficiary who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, or infirmity or incapacity of any kind, the Administration Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or beneficiary, or to pay the same to any responsible person caring for the Participant or beneficiary who is determined by the Administration Committee to be qualified to receive and disburse such payments for the Participant's or beneficiary's benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Administration Committee, the Finance Committee, the Trustee, and the Fund.

     14.6  Unclaimed Benefits.  If the Administration Committee cannot ascertain
           ------------------
the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Company, and within three months after such mailing such person has not made written claim therefor, the Administration Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan and the amount thereof applied to pay expenses incident to the operation of the Plan, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Administration Committee of his whereabouts and requests the payment or payments due to him, the amount so applied shall be paid to him as provided in Article VI.

     14.7  Receipt and Release.  Subject to the provisions of ERISA and to the
           -------------------
extent permitted by ERISA, any final payments or distribution to any Participant, his beneficiary or his legal representative in accordance with this Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Administration Committee, the Finance Committee, and the Company. The Trustee, the Company, the Administration Committee, the Finance Committee or any combination of them may require a Participant, his beneficiary or his legal representative to execute a receipt and release of all claims under this Plan upon a final payment or distribution or a receipt to the extent of any partial payment or distribution; and the form of any such receipt and release shall be determined by the Trustee, the Company, the Administration Committee or any combination of them.

     14.8  Effect of Mistake.  In the event of any mistake or misstatement with
           -----------------
respect to the age, eligibility, service, Compensation or participation of a Participant or beneficiary, or the amount of distribution made or to be made to a Participant or beneficiary, the Administration Committee shall, to the extent it deems appropriate, cause to be withheld or accelerated, or otherwise adjust, such amounts as will in its judgment accord to such Participant or beneficiary the credits or debits to the Participant's Account or the distributions to which he is entitled under the Plan.

     14.9  Notice to Committee.  All elections, designations, requests, notices,
           -------------------
instructions, and other communications from the Company, a Participant, beneficiary or other person to the Administration Committee or the Finance Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by each such Committee, shall be mailed, postage prepaid, by first-class mail or shall be delivered to such location as shall be specified by each such Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

     14.10  Notice to Members, Etc.  All notices, statements, reports and other
            ----------------------
communications from the Company or the Administration or Finance Committee to any Employee, Participant, beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such Employee, Participant, beneficiary or other person at his address last appearing on the records of the Administration Committee.

     Executed this ____ day of __________, 1994.


[CORPORATE SEAL]                            LUKENS STEEL COMPANY, INC.


Attest:  _____________________              By:  _________________________